Exhibit 4.9.4

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND THIRD AMENDMENT TO GUARANTY AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND THIRD AMENDMENT TO GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of December 29, 2011 is entered into by and among the Lenders signatory hereto, BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, “Agent”), HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation (“HCM”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, INC., a Utah corporation (“HRI”, and together with HCM, Tapco, and each of HRI’s, HCM’s and Tapco’s subsidiaries identified on the signature pages hereof, each individually a “Borrower”, and collectively, the “Borrowers”) and HEADWATERS INCORPORATED, a Delaware corporation (“Parent”).

RECITALS

A.                                    Borrowers, Agent and the lenders party thereto from time to time (each a “Lender” and collectively the “Lenders”) have previously entered into that certain Loan and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.                                    Guarantors and Agent have previously entered into that certain Guaranty and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Guaranty”), pursuant to which Guarantors have guarantied the loans and other financial accommodations made available to Borrowers by Agent and the Lenders.

C.                                    Borrowers have requested that Agent and the Required Lenders amend the Loan Agreement and Guarantors have requested that Agent and the Required Lenders amend the Guaranty, which Agent and the Required Lenders are willing to do pursuant to the terms and conditions set forth herein.

D.                                    Borrowers and Guarantors are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or the Guaranty is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Amendments to Loan Agreement.

(a)                                 The definition of “Fixed Charges” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charges: the sum of cash interest paid or scheduled to be paid (other than cash premiums paid in connection with extinguishing the Debt evidenced by the Senior Secured Notes Documents to the extent such premiums constitute interest expense), principal payments made or scheduled to be made on Consolidated Borrowed Money (other than repayments of the Revolver Loans, payments made to extinguish the Debt evidenced by the Senior Secured Notes Documents solely to the extent such Debt is replaced or refinanced on a dollar-for-dollar basis with Senior Notes Refinancing Debt, and payments made to extinguish the Debt evidenced by the Convertible Subordinated Notes in an amount not to exceed the amount of any proceeds received by (a) Energy Services or its Subsidiaries (as defined in the Guaranty and Security Agreement dated as of October 27, 2009 among the Guarantors signatory thereto and Agent) from the Coal Cleaning Disposition or any Partial Coal Cleaning Disposition, and (b) Headwaters Ethanol Holdings LLC, a Utah limited liability company, from a sale of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, in each case, solely to the extent such payments are made within six (6) months after receipt of any such proceeds), and Distributions made.  Capitalized terms used in this definition and not otherwise defined in this Agreement shall have the meanings provided in the Guaranty and Security Agreement dated as of October 27, 2009 among the Guarantors signatory thereto and Agent.”

(b)                                 Section 10.2.4(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a)  Declare or make any Distributions, except: (i) Upstream Payments; (ii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, pay mandatory payments of principal, interest, fees and other obligations on account of Debt owing by Parent; (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, pay reasonable administrative and operating expenses, including, cash operating expenses, taxes, and Capital Expenditures arising solely out of the consolidated operations of Parent and its Subsidiaries; and (iv) Borrowers may make a one time distribution to Parent in an aggregate amount not to exceed $5,000,000, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) after the Closing Date but prior to December 31, 2009, Parent has received a tax refund in an amount not less than $9,000,000, and (C) the aggregate Revolver Commitments at the time of such distribution shall be $80,000,000 or more (it being acknowledged by Borrowers that nothing contained in this Section 10.2.4 shall imply any obligation on the part of Lenders to consent to any increase in the aggregate Revolver Commitments); (v) so long as the conditions set forth in Section 5.2(g)(d)(iii) of the Guaranty and Security Agreement dated as of October 27, 2009 among the Guarantors signatory thereto and Agent have been satisfied, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the Debt evidenced by the 14.75% Notes (as defined in the Guaranty and Security Agreement dated as of October 27, 2009 among the Guarantors signatory thereto and Agent); (vi) so long as the conditions set forth in Sections 5.2(g)(e)(iii)(A) or (B), as applicable, of the Guaranty and Security Agreement dated as of October 27, 2009 among the Guarantors signatory thereto and Agent have been satisfied, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the Debt evidenced by the 16% Notes (as defined in the Guaranty and Security Agreement dated as of October 27, 2009 among the Guarantors signatory thereto and Agent); and (vii) so long as the conditions set forth in Sections 5.2(g)(f)(iii)(A) or (B), as applicable, of the Guaranty and Security Agreement dated as of October 27, 2009 among the Guarantors signatory thereto and Agent have been satisfied, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the Debt evidenced by the 2.5% Notes (as defined in the Guaranty and Security Agreement dated as of October 27, 2009 among the Guarantors signatory thereto and Agent); or”

2.                                      Amendments to Guaranty.

(a)                                 The following definitions are hereby added to Section 1.1 of the Guaranty in alphabetical order:

“Coal Cleaning Business: means the businesses of the Covol Subsidiaries.”

“Coal Cleaning Disposition: means Parent has delivered to Agent evidence, in form and substance satisfactory to Agent, that (a) the sale or other disposition by Energy Services of one hundred percent (100%) of its membership interests in, or all of the assets of, the Covol Subsidiaries has occurred, or (b) the Covol Subsidiaries have discontinued their operations.”

“Coal Cleaning FCCR: means, for any period, the ratio of, determined for the Coal Cleaning Business in each case, (a) EBITDAR minus Capital Expenditures (except those financed with Consolidated Borrowed Money other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges plus Consolidated Rent Expense, calculated in a manner consistent with Borrowers’ calculations of the Fixed Charge Coverage Ratio.”

“Covol Subsidiaries” means, collectively, Covol Fuels Alabama No. 4, LLC; Covol Fuels Alabama No. 5, LLC; Covol Fuels Alabama No. 7, LLC; Covol Fuels No. 4, LLC; Covol Fuels No. 5, LLC; Covol Engineered Fuels, LLC; Covol Fuels Chinook, LLC; Covol Fuels Rock Crusher, LLC; Covol Fuels Alabama No. 3, LLC; Covol Fuels No. 2, LLC and Covol Fuels No. 3, LLC, each a Utah limited liability company.

“Energy Services:  means Headwaters Energy Services Corporation, a Utah corporation.”

“Partial Coal Cleaning Disposition: means Parent has delivered to Agent evidence, in form and substance satisfactory to Agent, that (a) a sale or other disposition by Energy Services of less than one hundred percent (100%) of its membership interests in, or a portion of the assets of, the Covol Subsidiaries has occurred, or (b) the Covol Subsidiaries have discontinued some, but not all, of the operations of their operations.”

(b)                                 Clause (a) of the definition of “Restricted Investment” in Section 1.1 of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(a) Investments in (i) Subsidiaries to the extent such Investments exist on the Closing Date, (ii) Subsidiaries that become an Obligor in accordance with Section 5.1(h) before or concurrently with the making of such Investment, (iii) Subsidiaries that are not Borrowers or Subsidiaries of Borrowers after the Closing Date so long as the aggregate amount of all such Investments made after the Closing Date do not exceed, for Guarantors, $5,000,000; provided, however, that any returns on such Investments recovered by a Guarantor shall be deemed to reduce, on a dollar for dollar basis, the amount of such Investments for purposes of calculating compliance with the foregoing limits, (iv) Subsidiaries that are Borrowers or Subsidiaries of Borrowers, (v) another Guarantor or (vi) Energy Services made after the Closing Date;”

(c)                                  Section 5.2(g) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(g)  Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any:

(a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Parent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied);

(b) Borrowed Money (other than the Debt evidenced by the Senior Secured Notes Documents, any Senior Notes Refinancing Debt or the Convertible Subordinated Notes) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent) unless (i) the Refinancing Condition is satisfied, (ii) subject to Agent’s consent, acquired in connection with an exchange for Debt or (iii) so long as no Change of Control shall result therefrom, acquired in connection with an exchange for Equity Interests;

(c) Debt evidenced by the Senior Secured Notes Documents or any Senior Notes Refinancing Debt, except:

(i) mandatory payments due thereunder as in effect on the Closing Date (or as amended thereafter with the consent of Agent),

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) on such Debt so long as the conditions set forth in Section 10.2.8.(c)(ii) of the Loan Agreement have been satisfied, or

(iii) unless

(A) subject to Agent’s consent, acquired in connection with an exchange for Debt, or

(B) so long as no Change of Control shall result therefrom, acquired in connection with an exchange for Equity Interests;

provided, however, that for purposes of this Section 5.2(g)(c), no mandatory prepayments shall be made to the extent such prepayments are required on account of sales of Revolver Priority Collateral;

(d) Debt evidenced by the 14.75% Notes, except:

(i) mandatory payments due thereunder as in effect on the Closing Date (or as amended thereafter with the consent of Agent),

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) made by Parent with respect to or for any of the outstanding 14.75% Notes, but only to the extent that such payments are made from the proceeds of the issuance of the Senior Secured Notes, or

(iii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) on such Debt so long as:

(A)(1) no Event of Default exists, (2) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, and (3) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (d)(iii)(A), or

(B) if Excess Availability is less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (1) no Event of Default exists, (2) Excess Availability is no less than 20% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (3) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is at least 1.0 to 1.0, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (d)(iii)(B);

(e) Debt evidenced by the 16% Notes, except:

(i) mandatory payments due thereunder as in effect on the Closing Date (or as amended thereafter with the consent of Agent),

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) made by Parent with respect to or for any of the outstanding 16% Notes, but only to the extent that such payments are made from the proceeds of the issuance of the Senior Secured Notes, or

(iii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) on such Debt so long as:

(A)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that the Coal Cleaning Disposition has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that

Borrowers and Guarantors are in compliance with the requirements set forth in this clause (e)(iii)(A),

(B)(1) no Event of Default exists, (2) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (3) on a pro forma basis the Coal Cleaning FCCR, measured on a trailing six (6) month basis after giving effect to any such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is at least 1.0 to 1.0, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (e)(iii)(B), or

(C)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that a Partial Coal Cleaning Disposition or a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (4) the amount of any such payment does not exceed amount of the proceeds of such Partial Coal Cleaning Disposition and/or the proceeds of a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, in each case, which proceeds have been distributed to Parent, and (5) Borrowers or Parent shall have delivered to Agent five Business Days’ prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (e)(iii)(C); or

(f) Debt evidenced by the 2.5% Notes, except:

(i) mandatory payments due thereunder as in effect on the Closing Date (or as amended thereafter with the consent of Agent),

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) made by Parent with respect to or for any of the outstanding 2.5% Notes, but only to the extent that such payments are made from the proceeds of the issuance of the Senior Secured Notes, or

(iii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) on such Debt, solely to the extent such payments are made to prepay, redeem, retire, acquire or repurchase in a tender offer such Debt, as the case may be, at the face value of such Debt or less, and so long as:

(A)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that the Coal

Cleaning Disposition has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (f)(iii)(A),

(B)(1) no Event of Default exists, (2) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (3) on a pro forma basis the Coal Cleaning FCCR, measured on a trailing six (6) month basis after giving effect to any such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is at least 1.0 to 1.0, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (f)(iii)(B), or

(C)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that a Partial Coal Cleaning Disposition or a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (4) the amount of any such payment does not exceed amount of the proceeds of such Partial Coal Cleaning Disposition and/or the proceeds of a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, in each case, which proceeds have been distributed to Parent, and (5) Borrowers or Parent shall have delivered to Agent five Business Days’ prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (f)(iii)(C).

Notwithstanding anything contained in this Agreement to the contrary, for purposes of determining the amount of a mandatory prepayment that shall be deemed to be required to be made on account of a sale of Revolver Priority Collateral, such amount shall equal the lesser of (x) the total proceeds of such sale of Revolver Priority Collateral, and (y) the greater of (i) the value of such assets attributed to the Borrowing Base and (ii) net book value of such assets recorded on the applicable Obligor’s books in accordance with GAAP, in each case for this clause (y), as assessed on the date of such asset sale.”

3.                                      Consent to Investments in Energy Services.  Parent has informed Agent that during the period from the Closing Date through the date hereof, Parent has made Investments in Energy Services (the “Energy Services Investments”).  Agent and the Lenders hereby (a) consent to the Energy Services Investments, as of the date that such Energy Services Investments were made by Parent, solely for purposes of Section 5.2(d) of the Guaranty, and (b) acknowledge and agree that the Energy Services

Investments shall not count toward the $5,000,000 limit set forth in clause (a)(iii) of the definition of Restricted Investment Section 1.01 in the Guaranty.

4.                                      Release; Covenant Not to Sue.

(a)                                 Each Guarantor and each Borrower hereby absolutely and unconditionally releases and forever discharges Agent and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Guarantor or such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  It is the intention of each Guarantor and each Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

(b)                                 Each Guarantor and each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Guarantor and each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                  Each Guarantor and each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Guarantor or such Borrower pursuant to the above release.  If any Guarantor, any Borrower or any of their successors, assigns or other legal representations violates the foregoing covenant, each Guarantor and each Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

5.                                      Effectiveness of this Amendment.  The following shall have occurred before this Amendment is effective:

(a)                                 Amendment.  Agent shall have received this Amendment, executed by Borrowers, Guarantors and each Required Lender in a sufficient number of counterparts for distribution to all parties.

(b)                                 Representations and Warranties.  The representations and warranties set forth herein must be true and correct.

(c)                                  Amendment Fee.  Agent shall have received, for the ratable benefit of the Lenders, a non-refundable amendment fee in the amount of Seventy Thousand ($70,000), which shall be fully earned and due and payable on the date of this Amendment.

(d)                                 No Default.  No event has occurred and is continuing that constitutes an Event of Default.

(e)                                  Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

6.                                      Representations and Warranties.  Each Guarantor and each Borrower represents and warrants as follows:

(a)                                 Authority.  Each Guarantor and each Borrower has the requisite power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Guarantor and each Borrower of this Amendment have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions.

(b)                                 Enforceability.  This Amendment has been duly executed and delivered by each Guarantor and each Borrower.  This Amendment and each Loan Document to which each Guarantor or each Borrower is a party (as amended or modified hereby) is the legal, valid and binding obligation of such Guarantor and such Borrower, enforceable against such Guarantor and such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and is in full force and effect.

(c)                                  Representations and Warranties.  The representations and warranties contained in each Loan Document to which each Guarantor or each Borrower is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)                                 Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Guarantor and each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Guarantor or such Borrower.

(e)                                  No Default.  No event has occurred and is continuing that constitutes an Event of Default.

7.                                      Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).  The consent to forum and arbitration provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.

8.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

9.                                      Reference to and Effect on the Loan Documents.

(a)                                 Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.  Upon and after the effectiveness of this Amendment, each reference in the Guaranty to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Guaranty, and each reference in the other Loan Documents to “the Guaranty”, “thereof” or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as modified and amended hereby.

(b)                                 Except as specifically amended above, the Loan Agreement, the Guaranty and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Guarantors and Borrowers, as applicable, to Agent and the Lenders.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)                                 To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

10.                               Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof, and each Guarantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Guaranty, as amended hereby, and the Loan Documents effective as of the date hereof.

11.                               Estoppel.  To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower and each Guarantor hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower or such Guarantor as against Agent or any Lender with respect to the Obligations.

12.                               Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13.                               Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

HEADWATERS RESOURCES, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

METAMORA PRODUCTS CORPORATION OF ELKLAND,
a Pennsylvania corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS SERVICES CORPORATION,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS CONSTRUCTION MATERIALS, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HCM UTAH, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS CONSTRUCTION MATERIALS, LLC,
a Texas limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HCM STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

DUTCH QUALITY STONE, INC.,
an Ohio corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO SC-ACQUISITION CO.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO G-ACQUISITION CO.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE LLC,
a Delaware limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE ACQUISITION CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE FUNDING CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

STONECRAFT MANUFACTURING, LLC,
an Ohio limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

CHIHUAHUA STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE OPERATIONS, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

L-B STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

TAPCO INTERNATIONAL CORPORATION,
a Michigan corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

METAMORA PRODUCTS CORPORATION,
a Michigan corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

MTP, INC.,
an Ohio corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ATLANTIC SHUTTER SYSTEMS, INC.,
a South Carolina corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

INSPIRE SERVICES, LLC,
a Michigan limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

STONECRAFT SALES, LLC,
a Michigan limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

GUARANTORS:

HEADWATERS INCORPORATED,
a Delaware corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS PLANT SERVICES, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and as a Lender

By:	/s/ Todd Eggertsen
Name:	Todd Eggertsen
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Robert C. Alexander
Name:	Robert C. Alexander
Title:	SVP

ZIONS FIRST NATIONAL BANK,
as a Lender

By:	/s/ Tracy A. Groll
Name:	Tracy A. Groll
Title:	SVP